                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE




                       Chicago Rivet & Machine Co. Reports
                           2004 Third Quarter Earnings



Naperville, IL, November 10, 2004 --- Chicago Rivet & Machine Co. (AMEX, symbol
CVR) reported net income for the third quarter of 2004. Results are summarized below:




                           CHICAGO RIVET & MACHINE CO.
                  SUMMARY OF CONSOLIDATED RESULTS OF OPERATIONS
                FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30

                                        Third Quarter                First Nine Months
                                        -------------                -----------------
                                    2004            2003           2004            2003
                                    --------------------           --------------------
Net sales and lease revenue     $ 9,324,695     $ 8,831,742     $29,731,215     $29,074,149
Income before income taxes          916,615           8,431       1,947,879       1,050,293
Net income                          601,615           5,431       1,278,879         692,293
Net income per share                    .62             .01            1.32             .72
Average shares outstanding          966,132         966,132         966,132         966,132
-------------------------------------------------------------------------------------------
                     (All figures subject to year-end audit)




Contacts:
        Kimberly A. Kirhofer or John C. Osterman
        Chicago Rivet & Machine Co.
        (630) 357-8500